Exhibit 99.2

Special Meeting Proxy Card

A	Issues — The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
1.	A proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 26, 2006, by and between Republic Bancorp Inc. and Citizens
	Banking Corporation, as it may be amended from time to time.	☐	☐	☐
		For	Against	Abstain
2.	A proposal to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies.	☐	☐	☐

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
Special Meeting of Shareholders — November 30, 2006
      The undersigned hereby appoints Dana M. Cluckey and Thomas F. Menacher (the “Proxy Committee”), and each of them, each with full power to appoint his substitute, as proxies to attend the special meeting of shareholders of the Company to be held on November 30, 2006 at 9:00 a.m., local time, at the Kellogg Hotel and Conference Center, Michigan State University, 55 South Harrison Road, East Lansing, Michigan 48824 and any adjournment thereof and vote all shares held by or for the benefit of the undersigned (other than any shares held for the benefit of the undersigned by the Trustee of the Company’s Tax Deferred Savings Plan) as indicated on the reverse side of this card and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR Item 1 and FOR Item 2.
      This proxy also provides voting instructions for shares held for the benefit of the undersigned by the Trustee of the Company’s Tax Deferred Savings Plan and directs such Trustees to vote all shares held for the benefit of the undersigned as indicated on the reverse side of this card and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustee will vote shares of the Company’s Stock held by it for which instructions are not received as directed by the administrative committee under the Company’s Tax Deferred Savings Plan.
      This proxy/voting instruction card is solicited jointly by the Board of Directors of Republic Bancorp Inc. and the Trustee of the Tax Deferred Savings Plan pursuant to a separate Notice of Special Meeting and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged. This card should be mailed in the enclosed envelope in time to reach the Company’s proxy tabulator, Computershare by 9:00 a.m. on November 30, 2006 for shares to be voted by the Proxy Committee and 5:00 p.m. on November 29, 2006 for the Trustees to vote the Plan shares. Computershare will report separately to the Proxy Committee and to the Trustee as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Computershare and not provided to the Company.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on November 30, 2006.
THANK YOU FOR VOTING